EXHIBIT 99.1

Additional Financial Information (Unaudited)

The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core manufacturing business with our financial services operations on a pre-tax equity basis. Our manufacturing operations, for this purpose, include our Truck segment, Engine segment, Parts segment, and Corporate items. The manufacturing operations financial information represents non-GAAP financial measures. The reconciling differences between these non-GAAP financial measures and our GAAP consolidated financial statements in Item 8 are our financial services operations, which are included on a pre-tax equity basis. Certain of our subsidiaries in our manufacturing operations have debt outstanding with our financial services operations (“intercompany debt”). In the condensed statements of assets, liabilities and stockholders’ deficit, the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activities.

Condensed Statements of Revenues and Expenses

Navistar International Corporation (with financial services operations on a pre-tax equity basis)

	For the Year Ended October 31, 2009
	Manufacturing Operations	Financial Services Operations		Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products, net	$11,300	$		$—	$11,300
Finance revenues	—		348	(79)	269

Sales and revenues, net	11,300		348	(79)	11,569

Costs of products sold	9,366		—	—	9,366
Restructuring charges	59		—	—	59
Impairment of property and equipment	31		—	—	31
Selling, general and administrative expenses	1,218		130	(4)	1,344
Engineering and product development costs	433		—	—	433
Interest expense	99		162	(10)	251
Other (income) expense, net	(179)		16	(65)	(228)

Total costs and expenses	11,027		308	(79)	11,256
Equity in income of non-consolidated affiliates	46		—	—	46

Income before income taxes, minority interest, extraordinary gain, and equity income from financial services operations	319		40	—	359
Equity income from financial services operations	40		—	(40)	—

Income before income taxes, minority interest, and extraordinary gain	359		40	(40)	359
Income tax expense	37		—	—	37

Income before minority interest and extraordinary gain	322		40	(40)	322
Minority interest in net income of subsidiaries, net of tax	(25)		—	—	(25)

Income before extraordinary gain	297		40	(40)	297
Extraordinary gain, net of tax	23		—	—	23

Net income	$320		$40	$(40)	$320

	For the Year Ended October 31, 2008
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products, net	$14,399	$—	$—	$14,399
Finance revenues	—	405	(80)	325

Sales and revenues, net	14,399	405	(80)	14,724

Costs of products sold	11,942	—	—	11,942
Impairment of property and equipment	358	—	—	358
Selling, general and administrative expenses	1,292	149	(4)	1,437
Engineering and product development costs	384	—	—	384
Interest expense	156	313	—	469
Other (income) expense, net	123	(33)	(76)	14

Total costs and expenses	14,255	429	(80)	14,604
Equity in income of non-consolidated affiliates	71	—	—	71

Income (loss) before income taxes and equity income from financial services operations	215	(24)	—	191
Equity loss from financial services operations	(24)	—	24	—

Income (loss) before income taxes	191	(24)	24	191
Income tax expense	57	—	—	57

Net income (loss)	$134	$(24)	$24	$134

	For the Year Ended October 31, 2007
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products, net	$11,910	$—	$—	$11,910
Finance revenues	—	518	(133)	385

Sales and revenues, net	11,910	518	(133)	12,295

Costs of products sold	10,109	—	—	10,109
Selling, general and administrative expenses	1,380	113	(3)	1,490
Engineering and product development costs	375	—	—	375
Interest expense	197	305	—	502
Other (income) expense, net	123	(27)	(130)	(34)

Total costs and expenses	12,184	391	(133)	12,442
Equity in income of non-consolidated affiliates	74	—	—	74

Income (loss) before income taxes, and equity income from financial services operations	(200)	127	—	(73)
Equity income from financial services operations	127	—	(127)	—

Income (loss) before income taxes	(73)	127	(127)	(73)
Income tax expense	47	—	—	47

Net income (loss)	$(120)	$127	$(127)	$(120)

Condensed Statements of Assets, Liabilities, Redeemable Equity Securities, and Stockholders’ Deficit

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	As of October 31, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Cash and cash equivalents	$1,152	$60	$—	$1,212
Restricted cash and cash equivalents	30	455	—	485
Accounts receivables	915	3,358	(188)	4,085
Inventories	1,634	32	—	1,666
Investments in and advances to financial services operations	423	—	(423)	—
Investments in and advances to non-consolidated affiliates	62	—	—	62
Property and equipment, net	1,345	122	—	1,467
Goodwill and intangible assets, net	582	—	—	582
Deferred taxes, net	102	57	—	159
Other assets	257	52	—	309

Total assets	$6,502	$4,136	$(611)	$10,027

Accounts payable	$1,929	$131	$(188)	$1,872
Postretirement benefits liabilities	2,635	33	—	2,668
Debt	1,975	3,431	—	5,406
Other liabilities	1,702	118	—	1,820
Minority interest	61	—	—	61
Redeemable equity securities	13	—	—	13
Stockholders’ deficit	(1,813)	423	(423)	(1,813)

Total liabilities, redeemable equity securities, and stockholders’ equity(deficit)	$6,502	$4,136	$(611)	$10,027

	As of October 31, 2008
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Cash and cash equivalents	$775	$86	$—	$861
Restricted cash and cash equivalents	8	549	—	557
Accounts receivables	1,051	3,951	(209)	4,793
Inventories	1,584	44	—	1,628
Investments in and advances to financial services operations	387	7	(394)	—
Investments in and advances to non-consolidated affiliates	156	—	—	156
Property and equipment, net	1,390	111	—	1,501
Goodwill and intangible assets, net	529	—	—	529
Deferred taxes, net	67	49	—	116
Other assets	177	72	—	249

Total assets	$6,124	$4,869	$(603)	$10,390

Accounts payable	$2,162	$74	$(209)	$2,027
Postretirement benefits liabilities	1,726	18	—	1,744
Debt	1,834	4,240	—	6,074
Other liabilities	1,754	143	—	1,897
Redeemable equity securities	143	—	—	143
Stockholders’ deficit	(1,495)	394	(394)	(1,495)

Total liabilities, redeemable equity securities, and stockholders’ equity(deficit)	$6,124	$4,869	$(603)	$10,390

Condensed Statements of Cash Activities

Navistar International Corporation (with financial services operations on a pre-tax equity basis)

	For the Year ended October 31, 2009
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income	$320	$40	$(40)	$320
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	290	14	—	304
Depreciation of equipment leased to others	35	21	—	56
Deferred income taxes	(14)	(4)	—	(18)
Impairment of property and equipment, goodwill and intangibles	41	—	—	41
Extraordinary gain on acquisition of subsidiary	(23)	—	—	(23)
Gain on increased equity interest in subsidiary	(23)	—	—	(23)
Equity in income of non-consolidated affiliates	(46)	—	—	(46)
Equity in income of financial services affiliates	(40)	—	40	—
Dividends from non-consolidated affiliates	59	—	—	59
Other, net	(85)	633	—	548

Net cash provided by operating activities	514	704	—	1,218

Cash flows from investing activities
Purchases of marketable securities	(382)	—	—	(382)
Sales or maturities of marketable securities	384	—	—	384
Net change in restricted cash and cash equivalents	(23)	94	—	71
Capital expenditures	(148)	(3)	—	(151)
Purchase of equipment leased to others	(2)	(44)	—	(46)
Business acquisitions, net of escrow receipt	(60)	—	—	(60)
Other investing activities	(51)	3	20	(28)

Net cash provided by (used in) investing activities	(282)	50	20	(212)

Net cash used in financing activities	56	(780)	(20)	(744)

Effect of exchange rate changes on cash and cash equivalents	9	—	—	9

Decrease in cash and cash equivalents	297	(26)	—	271
Increase in cash and cash equivalents upon consolidation of BDP and BDT	80	—	—	80

Cash and cash equivalents at beginning of the period	775	86	—	861

Cash and cash equivalents at end of the period	$1,152	$60	$—	$1,212

	For the Year ended October 31, 2008
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income	$134	$(24)	$24	$134
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	333	11	—	344
Depreciation of equipment leased to others	44	20	—	64
Deferred income taxes	82	(26)	—	56
Impairment of goodwill and intangibles	372	—	—	372
Equity in income of financial services affiliates	24	—	(24)	—
Equity in income of non-consolidated affiliates	(71)	—	—	(71)
Dividends from financial services operations	25	—	(25)	—
Dividends from non-consolidated affiliates	85	—	—	85
Other, net	(599)	735	—	136

Net cash provided by operating activities	429	716	(25)	1,120

Cash flows from investing activities
Purchases of marketable securities	(42)	—	—	(42)
Sales or maturities of marketable securities	46	—	—	46
Net change in restricted cash and cash equivalents	7	(150)	—	(143)
Capital expenditures	(168)	(8)	—	(176)
Purchase of equipment leased to others	—	(39)	—	(39)
Contributions to NFC	(60)	—	60	—
Business acquisitions, net of escrow receipt	—	—	—	—
Other investing activities	1	20	—	21

Net cash provided by (used in) investing activities	(216)	(177)	60	(333)

Net cash used in financing activities	(133)	(508)	(35)	(676)

Effect of exchange rate changes on cash and cash equivalents	(21)	(6)	—	(27)

Decrease in cash and cash equivalents	59	25	—	84
Cash and cash equivalents at beginning of the period	716	61	—	777

Cash and cash equivalents at end of the period	$775	$86	$—	$861

	For the Year ended October 31, 2007
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income	$(120)	$127	$(127)	$(120)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	312	5	—	317
Depreciation of equipment leased to others	40	23	—	63
Deferred income taxes	39	(40)	—	(1)
Impairment of goodwill and intangibles	—	—	—	—
Equity in income of financial services affiliates	(127)	—	127	—
Equity in income of non-consolidated affiliates	(74)	—	—	(74)
Dividends from financial services operations	400	—	(400)	—
Dividends from non-consolidated affiliates	111	—	—	111
Other, net	(412)	378	—	(34)

Net cash provided by operating activities	169	493	(400)	262

Cash flows from investing activities
Purchases of marketable securities	(221)	—	—	(221)
Sales or maturities of marketable securities	351	—	—	351
Net change in restricted cash and cash equivalents	24	257	—	281
Capital expenditures	(309)	(3)	—	(312)
Purchase of equipment leased to others	—	(37)	—	(37)
Business acquisitions, net of escrow receipt	(7)	—	—	(7)
Contributions to NFC	—	—	—	—
Other investing activities	92	10	—	102

Net cash provided by (used in) investing activities	(70)	227	—	157

Net cash used in financing activities	(480)	(726)	400	(806)

Effect of exchange rate changes on cash and cash equivalents	19	(12)	—	7

Decrease in cash and cash equivalents	(362)	(18)	—	(380)
Cash and cash equivalents at beginning of the period	1,078	79	—	1,157

Cash and cash equivalents at end of the period	$716	$61	$—	$777